CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Touchstone Strategic Trust of our report dated May 27, 2021, relating to the financial statements and financial highlights, which appears in AIG Strategic Bond Fund’s (one of the funds constituting SunAmerica Income Funds) Annual Report on Form N-CSR for the year ended March 31, 2021. We also consent to the references to us under the heading “Financial Statements” in such Registration Statement.
Houston, Texas
September 8, 2022